Exhibit 99.1

— For Release Apr. 7, 2005 @ 4:05 ET —

Media:	Tony Thompson
Blue Coat Systems, Inc.
(408) 220-2305
tony.thompson@bluecoat.com

Investors:	JoAnn Horne
Market Street Partners
(408) 220-2318
investor.relations@bluecoat.com

BLUE COAT ANNOUNCES SEC INVESTIGATION

SUNNYVALE, Calif., Apr. 7, 2005 — Blue Coat® Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today announced that the Securities and Exchange Commission (SEC) is conducting a formal, nonpublic investigation of the Company.

The Company believes that the Commission is investigating whether certain present or former officers, directors, employees, affiliates or others made intentional or non-intentional selective disclosure of material nonpublic information, traded in the Company’s stock while in possession of such information, or communicated such information to others who thereafter traded in the Company’s stock. The Company is cooperating with the Commission. Although the Company cannot predict the outcome of this investigation, the costs of the investigation or an adverse result could have a material adverse effect on the Company's results of operations and financial condition.

About Blue Coat Systems

Blue Coat enables organizations to keep “good” employees from doing “bad” things on the Internet. Blue Coat proxy appliances provide visibility and control of Web communications to protect against risks from spyware, Web viruses, inappropriate Web surfing, instant messaging (IM), video streaming and peer-to-peer (P2P) file sharing – while actually improving Web performance. Trusted by many of the world's largest organizations, Blue Coat has shipped more than 20,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

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FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future, and including statements regarding the capabilities and expected performance of Blue Coat Systems’ products. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-Q for the quarter ended January 31, 2005, and other reports filed from time to time with the Securities and Exchange Commission.

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